Exhibit 23.1

KPMG LLPSuite 900 10 South Broadway St. Louis, MO 63102-1761

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 1, 2024, with respect to the consolidated financial statements of Charter Communications, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
St. Louis, Missouri January 8, 2025